SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    February 25, 2009
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
     The Company issued a press release in which it announced that the Company concluded on February 25, 2009, that it had an impairment of the full amount of goodwill related to its cement segment, which the Company acquired in the Florida Rock transaction in 2007. As a result, for the year ended December 31, 2008, the Company has recorded a non-cash impairment charge of $253 million. Ongoing disruptions in the credit and equity markets and weak levels of the construction activity, underscored by the underlying negative effects of the prolonged global recession, prompted a reevaluation of the segment and resulting increase in the discount rates used to test goodwill impairment. This impairment will not affect the Company’s liquidity, cash flows, cash earnings or compliance with debt covenants. The impairment charge will not result in any future cash expenditures.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated February 25, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: February 27, 2009	By:	/s/ Robert A. Wason IV
Robert A. Wason IV